Exhibit 16(4)(a):  Group Annuity Contract (Form No. GS-MGA-95)

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[AETNA LOGO]		Aetna Insurance Company of America
Home Office: 151 Farmington Avenue
Hartford, Connecticut 06156
(800) 531-4547

A STOCK COMPANY

Aetna Insurance Company of America, herein called Aetna,
agrees to pay the benefits stated in this Contract.

Specifications
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Plan

AETNA MULTI-RATE ANNUITY
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Type of Plan

SINGLE PREMIUM MODIFIED GUARANTEED DEFERRED ANNUITY
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Contract Holder(s)

ANY BROKER
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Contract No.

SPECIMEN
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Effective Date

DECEMBER 1, 1995
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This Contract is Delivered in	and is Subject to the Laws of that
Jurisdiction

Right to Cancel
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The Contract		Holder may cancel this Contract within 10 days of receiving it
by returning		this Contract along with a written notice to Aetna at the above
address		or to the agent from whom it was purchased. Within 7 days after it
receives		the notice of cancellation and this Contract at its Home Office,
Aetna will return the entire consideration paid.

Signed at the Home Office on the Effective Date.

/s/Dan Kearney		/s/Maria McKeon

President		Secretary

Group Single Premium Modified Guaranteed Deferred Annuity Contract
Nonparticipating

THIS CONTRACT		CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. APPLICATION OF A
MARKET VALUE		ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE
CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A
GUARANTEED PERIOD AT THE TIME OF ITS MATURITY.

G2-MGA-95
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Specifications
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Guaranteed		There is a guaranteed interest rate for the Purchase
Interest Rate		Payment held in the AMG Account. (See Contract
Schedule I).

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Deduction from		The Purchase Payment may be subject to a deduction
Purchase		for premium taxes, if applicable. (See 3.01.)
Payment

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Surrender	There may be a charge	deducted upon surrender (See
Fee	Contract Schedule I).

This Contract is a legal contract and		constitutes the entire legal
relationship between Aetna and the Contract Holder.

READ THIS CONTRACT CAREFULLY. This Contract sets forth, in detail, all of the rights and obligations of both you and Aetna. IT IS THEREFORE IMPORTANT THAT
YOU READ THIS CONTRACT CAREFULLY.

G2-MGA-95	2
Contract Schedule I
Accumulation Period

https://www.sec.gov/Archives/edgar/data/925988/0000908634-95-000104.txt 02/12/2018

AICA Modified Guaranteed Account (AMG Account)
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Minimum Guaranteed		[3.0%]
Interest Rate:
(effective annual rate of return)

Maintenance Fee:		The annual Maintenance Fee is [$0.] [If the Account's Current Value is [$50,000] or more on the date the Maintenance Fee is to be deducted, the Maintenance Fee is $0.]

Annuity Date:		The Annuity Date will be the later of the date the Annuitant reaches age [85] or the [10th] anniversary of the Purchase Payment.

Minimum Purchase Payment:		[$10,000.]

Maximum Purchase Payment:		Purchase Payments exceeding [$1,000,000] must be approved by Aetna.

Minimum Guaranteed Period		[$1,000.]
Allocation Amount:

Maximum Age of		[90.] If there are joint Certificate Holders, the age of the oldest Certificate Holder cannot exceed [90].
Certificate Holder at issue:

Surrender Fee:		Length of Time from Surrender Fee (Percentage Certificate Effective Date of Net Purchase Payment (Years) Withdrawn)

		Less than 1 year	7%
		1 year but less than 2	7%
		2 years but less than 3	6%
		3 years but less than 4	6%
		4 years but less than 5	5%
		5 years but less than 6	4%
		6 years but less than 7	2%
		7 years or more	0%

		After seven years have elapsed from the certificate effective date, the Surrender Fee will no longer be assessed.

Special Withdrawl:		[10%]

Systematic Withdrawal		The specified payment or specified percentage may not be greater than [10%].
Option (SWO):

See 1. GENERAL DEFINITIONS for explanations.

G2-MGA-95		3
Contract Schedule II
Annuity Period

Fixed Annuity
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Minimum Guaranteed		[3.0%]
Interest Rate
(effective annual rate of
return):

See 1. GENERAL DEFINITIONS for explanations.

G2-MGA-95		4

TABLE OF CONTENTS

				Page

I.	GENERAL DEFINITIONS
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1.01	ACCOUNT			7

1.02	ACCUMULATION PERIOD			7

1.03	ADJUSTED CURRENT VALUE			7

1.04	ANNUITANT	7
1.05	ANNUITY	7
1.06	ANNUITY DATE	7
1.07	BENEFICIARY	7
1.08	CERTIFICATE HOLDER	7
1.09	CODE	7
1.10	CONTRACT	7
1.11	CONTRACT HOLDER	7
1.12	CURRENT VALUE	7
1.13	DEPOSIT PERIOD	8
1.14	ENTIRE CONTRACT	8
1.15	FIXED ANNUITY	8
1.16	GENERAL ACCOUNT	8
1.17	GUARANTEED RATES -- AMG ACCOUNT	8
1.18	GUARANTEED PERIOD	8
1.19	GUARANTEED PERIOD GROUPS	8
1.20	MAINTENANCE FEE	8
1.21	AICA MODIFIED GUARANTEED ACCOUNT (AMG ACCOUNT)	9
1.22	MARKET VALUE ADJUSTMENT (MVA)	9
1.23	MATURED PERIOD VALUE	9
1.24	MATURITY DATE	9
1.25	NET PURCHASE PAYMENT	9
1.26	NONUNITIZED SEPARATE ACCOUNT	9
1.27	PURCHASE PAYMENT	9
1.28	REINVESTMENT	9
1.29	SURRENDER VALUE	10
G2-MGA-95	5

II. GENERAL PROVISIONS
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2.01	CHANGE OF CONTRACT	10
2.02	NONPARTICIPATING CONTRACT	10
2.03	PAYMENTS AND ELECTIONS	10
2.04	STATE LAWS	10
2.05	CONTROL OF CONTRACT	10
2.06	DESIGNATION OF BENEFICIARY	11
2.07	MISSTATEMENTS AND ADJUSTMENTS	11
2.08	INCONTESTABILITY	11
2.09	INDIVIDUAL CERTIFICATES	11
III. PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS
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3.01	NET PURCHASE PAYMENT	11
3.02	MARKET VALUE ADJUSTMENT	12
3.03	NOTICE TO THE CERTIFICATE HOLDER	13
3.04	LOANS	13
3.05	SYSTEMATIC WITHDRAWAL OPTION (SWO)	13

3.06	DEATH BENEFIT AMOUNT	14
3.07	DEATH BENEFIT OPTIONS AVAILABLE TO BENEFICIARY	15
3.08	LIQUIDATION OF SURRENDER VALUE	16
3.09	SURRENDER FEE	16
3.10	PAYMENT OF SURRENDER VALUE	16
3.11	PAYMENT OF ADJUSTED CURRENT VALUE	17
IV. ANNUITY PROVISIONS
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4.01	CHOICES TO BE MADE	17
4.02	TERMS OF ANNUITY OPTIONS	17
4.03	DEATH OF ANNUITANT/ BENEFICIARY	18
4.04	ANNUITY OPTIONS	18
G2-MGA-95	6

I. GENERAL DEFINITIONS
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1.01 Account: A record established for each
Certificate Holder to maintain the
value of the Net Purchase Payment held
on his/her behalf during the
Accumulation Period.

1.02 Accumulation Period: The period during which the Net
Purchase Payment is applied to an
Account to provide future Annuity
payment(s).

1.03 Adjusted Current Value: The Current Value of an Account
plus or minus any aggregate AMG Account
MVA, if applicable. (see 1.22)

1.04 Annuitant: The person named by the Certificate
Holder whose life is measured for
purposes of the guaranteed death
benefit and the duration of Annuity
payments under this Contract. Subject
to Aetna approval, the Annuitant may be
changed by the Certificate Holder by
notifying Aetna in writing prior to the
Annuity Date of an Account.

1.05 Annuity: Payment of an income:

(a) For the life of one or two
persons;

(b) For a stated period; or

(c) For some combination of (a) and
(b).

1.06 Annuity Date: The date on which Annuity payments
begin under an Annuity option elected
by the Certificate Holder. (see 4.01)
The Annuity Date is shown on Contract
Schedule I. The Certificate Holder may
change this date by notifying Aetna at
least 30 days prior to the Annuity
Date.

1.07 Beneficiary: The person(s) entitled to receive death
benefits under the terms of this
Contract.

1.08 Certificate Holder: A person who purchases an interest in this Contract as evidenced by a
certificate. Aetna reserves the right
to limit Account ownership to natural
persons. If more than one Certificate
Holder owns an Account, each
Certificate Holder will be a joint
Certificate Holder. Any joint
Certificate Holder must be the spouse
of the other joint Certificate Holder.
Joint Certificate Holders have joint

ownership rights and both must
authorize exercising any ownership
rights unless Aetna allows otherwise.

1.09 Code: The Internal Revenue Code of 1986, as
it may be amended from time to time.

1.10 Contract: This agreement between Aetna and the
Contract Holder.

1.11 Contract Holder: The entity to which the Contract is
issued.

1.12 Current Value: The Net Purchase Payment plus any
interest credited; less all Maintenance
Fees deducted, any amounts surrendered
and any amounts applied to an Annuity.

G2-MGA-95 7

1.13 Deposit Period: A calendar week, a calendar month, a
calendar quarter, or any other period
of time specified by Aetna during which
the Net Purchase Payment and
Reinvestments are accepted into the AMG
Account for one or more Guaranteed
Periods. Aetna reserves the right to
extend the Deposit Period.

1.14 Entire Contract: The Contract, all attached pages and
any subsequent endorsements make up the
Entire Contract.

1.15 Fixed Annuity: An Annuity with payments that do not
vary in amount based on investment
performance.

1.16 General Account: The Account holding the assets of
Aetna, other than those assets held in
Aetna's separate accounts.

1.17 Guaranteed Rates - Aetna will declare the interest rate
AMG Account: applicable for each Guaranteed Period
at the start of the Deposit Period for
that applicable Guaranteed Period. The
rate(s) are guaranteed by Aetna for
that Deposit Period and the ensuing
Guaranteed Period(s). The Guaranteed
Rates are effective annual rates of
return. That is, interest is credited
daily at a rate that will produce the
Guaranteed Interest Rate over the
period of a year. No Guaranteed Rate
will ever be less than the Minimum
Guaranteed Interest Rate shown on
Contract Schedule I.

For Guaranteed Periods of one year or
less, one Guaranteed Rate is credited
for the full Guaranteed Period. For
longer Guaranteed Periods, an initial
Guaranteed Rate is credited from the
date of deposit to the end of a
specified period within the Guaranteed
Period. There may be different
Guaranteed Rate(s) declared at the
beginning of the Deposit Period for
subsequent specified time intervals
throughout the Guaranteed Period.

1.18 Guaranteed Period: The period of time for which Guaranteed
Rates are guaranteed on the Net
Purchase Payment and Reinvestments made
during a current Deposit Period. Such
period begins on the day following the
close of the Deposit Period and ends on
the designated Maturity Date.
Guaranteed Periods are offered at
Aetna's discretion for various lengths
of time ranging up to and including
twenty years.

During a Deposit Period, Aetna may make
available any number of Guaranteed
Periods. The Certificate Holder may
allocate the Net Purchase Payment or
Reinvestment into any or all of the

available Guaranteed Periods.

1.19 Guaranteed Period Groups: All Guaranteed Periods with the same length of time from the close of the
Deposit Period until the designated
Maturity Date.

1.20 Maintenance Fee: The Maintenance Fee, if any (see
Contract Schedule I) will be deducted
from the Account during the
Accumulation Period on each anniversary
of the date the Account is established
and upon surrender of the entire
Account.

G2-MGA-95                                          8

1.21 AICA Modified An accumulation option where Aetna
Guaranteed Account guarantees rate(s) of interest for
(AMG Account): specified periods of time. All assets
of Aetna, including amounts in the
Nonunitized Separate Account, are
available to meet the guarantees under
the AMG Account.

1.22 Market Value Adjustment An adjustment that may apply to the
(MVA): amount withdrawn from a Guaranteed
Period prior to the end of that
Guaranteed Period. The adjustment
reflects the change in the value of the
investment due to changes in interest
rates since the date of deposit and is
computed using the formula given in
3.02. The adjustment is expressed as a
percentage or a factor of each dollar
being withdrawn.

1.23 Matured Period Value: The amount payable on a Guaranteed
Period's Maturity Date.

1.24 Maturity Date: The last day of a Guaranteed Period.

1.25 Net Purchase Payment: The Purchase Payment less premium taxes, as applicable.

1.26 Nonunitized Separate A separate account set up by Aetna
Account: under Title 38, Section 38a-433, of the
Connecticut General Statutes, that
holds assets for AMG Account Guaranteed
Periods. There are no discrete units
for the AMG Account. The Certificate
Holder does not participate in the
investment gain or loss from the assets
held in the Nonunitized Separate
Account. Such gain or loss is borne
entirely by Aetna. The assets held in
the AMG Account may be chargeable with
liabilities arising out of any other
business of Aetna.

1.27 Purchase Payment: Payment accepted by Aetna at its Home
Office. Aetna reserves the right to
refuse to accept any Purchase Payment
at any time for any reason. No advance
notice will be given to the Contract
Holder.

1.28 Reinvestment: Aetna will notify the Certificate
Holder of the approaching Maturity Date
at least 18 calendar days prior to the
end of any Guaranteed Period. If no
specific direction is given by the
Certificate Holder prior to the
Maturity Date, each Matured Period
Value will be reinvested on the
Maturity Date for a Guaranteed Period
of the same duration. If a Guaranteed
Period of the same duration is
unavailable, each Matured Period Value
will automatically be reinvested on the
Maturity Date for the next shortest
Guaranteed Period available. If no
shorter Guaranteed Period is available,
the next longer Guaranteed Period will
be used. Aetna will mail a confirmation
statement to the Certificate Holder the

next business day after the Maturity
Date.

At any time prior to the Maturity Date,
the Certificate Holder may request in
writing a reinvestment of the Matured
Period Value in a different Guaranteed
Period(s) or a surrender of all or a
part of the Matured Period Value
without an MVA or Surrender Fee. Such
request will be executed on the
Maturity Date. If reinvesting in a

G2-MGA-95                                             9

1.28 Reinvestment: different Guaranteed Period(s), all or
(Cont'd) part of the Matured Period Value will
be reinvested in the elected Guaranteed
Period(s) at the then prevailing
rate(s). This provision only applies to
a written request from the Certificate
Holder received at Aetna's Home Office
in good order at least five (5) days
prior to the Maturity Date.

1.29 Surrender Value: The amount payable by Aetna upon the
surrender of all or any portion of an
Account.

II. GENERAL PROVISIONS
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2.01 Change of Contract: Only an authorized officer of Aetna may change the terms of this Contract.
Aetna reserves the right to modify this
Contract to meet the requirements of
applicable state and federal laws or
regulations. Aetna will notify the
Contract Holder and Certificate Holder
in writing of any changes.

2.02 Nonparticipating Contract: The Contract Holder, Certificate
Holders or Beneficiaries will not have
a right to share in the earnings of
Aetna.

2.03 Payments and Elections: While the Certificate Holder is living,
Aetna will pay the Certificate Holder
any Annuity payments as and when due.
After the Certificate Holder's death,
or at the death of the first
Certificate Holder if the Account is
owned jointly, any Annuity payments
will be paid in accordance with 4.03.
Aetna will make any other payments
within seven (7) calendar days of
receipt of a written request for
payment, which is in good order, at its
Home Office, except as provided in
3.10.

2.04 State Laws: The Contract and the certificates
comply with the laws of the state in
which they are delivered. Any
surrender, death, or Annuity payments
are equal to or greater than the
minimum required by such laws. Annuity
tables for legal reserve valuation
shall be as required by state law. Such
tables may be different from Annuity
tables used to determine Annuity
payments.

2.05 Control of Contract: This is a Contract between the Contract
Holder and Aetna. The Contract Holder
has title to the Contract. Contract
Holder rights are limited to accepting
or rejecting Contract modifications.
The Certificate Holder has all other
rights to amounts held in his or her
Account.

Each Certificate Holder shall own all
amounts held in his or her Account.
Each Certificate Holder may make any
choices allowed by this Contract for
his or her Account. Choices made under

this Contract must be in writing. If
the Account is owned jointly, both
joint Certificate Holders must
authorize any choices in writing. Until
receipt of such choices at Aetna's Home
Office, Aetna may rely on any previous
choices made.

G2-MGA-95                      10

2.05 Control of Contract: The Contract is not subject to the
(Cont'd) claims of any creditors of the Contract
Holder or the Certificate Holder,
except to the extent permitted by law.

The Certificate Holder may assign or
transfer his or her rights under the
Contract. Aetna reserves the right not
to accept assignment or transfer to a
nonnatural person. Any assignment or
transfer made must be submitted to
Aetna's Home Office in writing and will
not be effective until accepted by
Aetna. Aetna assumes no responsibility
for the validity of any assignment.

2.06 Designation of Each Certificate Holder shall name his
Beneficiary: or her Beneficiary. The Beneficiary may
be changed at any time. Changes to a
Beneficiary must be submitted to
Aetna's Home Office in writing and will
not be effective until received and
recorded by Aetna.

2.07 Misstatements and If Aetna finds the age of any Annuitant
Adjustments: to be misstated, the correct facts will
be used to adjust payments.

2.08 Incontestability: Aetna will not contest this Contract
from its effective date.

2.09 Individual Certificates: Aetna shall issue a certificate to each
Certificate Holder. The certificate
will summarize certain provisions of
the Contract. Certificates are for
information only and are not a part of
the Contract, except as evidence of the
Certificate Holder's interest in the
Contract.

III. PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS
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3.01 Net Purchase Payment: This amount is the Purchase Payment less any applicable premium tax. Aetna
reserves the right to deduct any
premium tax at any time from the
Purchase Payment or from the
Certificate Holder's Account.

The Certificate Holder shall designate,
on the enrollment form, the allocation
percentage of the Net Purchase Payment
to be applied to each of the available
Guaranteed Periods during the current
Deposit Period(s). The minimum amount
that may be allocated to any Guaranteed
Period is shown on Contract Schedule I.

G2-MGA-95                                   11

3.02 Market Value Adjustment: There will be an MVA for any withdrawal from the AMG Account before the end of
a Guaranteed Period when the withdrawal
is due to:

(a) Any full or partial surrender, but
not for a partial withdrawal under
the Systematic Withdrawal Option
(see 3.05); or

(b) Payment made to a Beneficiary as a
death benefit during the
Accumulation Period, but not
payment made within six months of
the date of the Annuitant's death
(see 3.06); or

(c) An election of an Annuity option.
Only a positive MVA, if any, will
apply upon election of option 2 or
3 (see 4.04).

Market value adjusted amounts will be
equal to the amount withdrawn
multiplied by the following ratio:

x
---
365
(1 + i)
-------

x
---
365
(1 + j)

Where:

i is the Deposit Period Yield
j is the Current Yield
x is the number of days
remaining, (computed from
Wednesday of the week of
withdrawal) in the Guaranteed
Period.

The Deposit Period Yield will be
determined as follows:

(a) At the close of the last business
day of each week of the Deposit
Period, a yield will be computed
as the average of the yields on
that day of U.S. Treasury Notes
which mature in the last three
months of the Guaranteed Period.

G2-MGA-95                        12

3.02 Market Value (b) The Deposit Period Yield is the
Adjustment: average of those yields for the
(Cont'd) Deposit Period. If withdrawal is
made before the close of the
Deposit Period, it is the average
of those yields on each week
preceding withdrawal.

The Current Yield is the average of the
yields on the last business day of the
week preceding withdrawal on the same
U.S. Treasury Notes included in the
Deposit Period Yield.

In the event that no U.S. Treasury
Notes which mature in the last three
months of the Guaranteed Period exist,
Aetna reserves the right to use the
U.S. Treasury Notes that mature in the
following quarter.

3.03 Notice to the Certificate The Certificate Holder will receive
Holder: statements at least annually from Aetna
showing the value of any amounts held
in the AMG Account.

Such values will be as of a specific
date no more than 60 days before the
date of the notice.

3.04 Loans: Loans are not available under this
Contract.

3.05 Systematic Withdrawal The Certificate Holder may elect a
Option (SWO): distribution option under which a
portion of the Account's Current Value
will automatically be surrendered and
distributed each year. SWO payments
will be calculated based on the
Account's full Current Value. The
distributed amount is withdrawn pro
rata from each Guaranteed Period(s). A
Surrender Fee will not be deducted from

any portion of the Current Value which
is paid as a distribution under SWO.

Certificate Holders should consult
their tax adviser prior to requesting
this distribution option.

(a) Amount of Distribution: The
Certificate Holder may elect one
of the three payment methods
described below.

(1) Specified Payment: Payments
of a designated dollar
amount. The annual amount may
not be greater than the
percentage shown on Contract
Schedule I times the Current
Value at time of election.
This annual dollar amount
will remain constant. At its
discretion, Aetna may require
a minimum initial payment
amount;

(2) Specified Period: Payments
which are made over a period
of time which must be at
least 10 years. The annual
amount paid each year is
calculated by dividing the
Current Value as of December
31 of the prior year by the
number of payment years
remaining; or

G2-MGA-95                                                  13

3.05 Systematic Withdrawal (3) Specified Percentage: Payment
Option (SWO): of a designated percentage
(Cont'd) which cannot be greater than
the percentage shown on
Contract Schedule I. The
percentage may be changed by
written request. Aetna
reserves the right to limit
the number of times the
percentage may be changed.
The annual amount is
calculated by multiplying the
Current Value as of December
31 of the year prior to the
payment by the designated
percentage.

Payments upon the Certificate Holder's
or Annuitant's death will be made to
the Beneficiary in the manner described
in 3.07.

(b) Minimum Initial Current Value: At
its discretion, Aetna may require
a minimum initial Current Value
for election of this option. If
after election of this option the
Current Value is insufficient to
make a scheduled SWO payment,
Aetna will distribute the entire
Account balance.

(c) Date of Distribution: The
Certificate Holder shall specify
the initial distribution date. As
elected by the Certificate Holder,
SWO payments will be made on a
monthly or quarterly basis unless
Aetna allows otherwise. If SWO
payments are made more frequently
than annually, the designated
annual amount is divided by the
number of payments due each
calendar year. Subsequent
distributions will be made on the
15th of any month or such other
date as Aetna may designate or
allow.

(d) Election and Revocation: SWO may
be elected by submitting a
completed and signed election form
to Aetna's Home Office. Aetna
reserves the right to establish
the date when SWO may first be
elected by a Certificate Holder.
Once elected, this option may be
revoked by the Certificate Holder
or spousal Beneficiary, if elected
after the Certificate Holder's
death, by submitting a written
request to Aetna at its Home
Office. Any revocation will apply
only to amounts not yet paid. SWO
may be elected only once by the
Certificate Holder or by the
spousal Beneficiary.

3.06 Death Benefit Amount: If the Certificate Holder or Annuitant
dies before Annuity payments start, the
Beneficiary is entitled to a death
benefit under the Account. If the
Account is owned jointly, the death
benefit is paid at the first death of
either of the joint Certificate
Holders. If the Account is held by
joint Certificate Holders, the survivor
will be deemed the designated
Beneficiary and any other Beneficiary
on record will be treated as the
contingent Beneficiary. If the
Certificate Holder is a nonnatural
person, the death benefit will be
payable at the death of the Annuitant.

G2-MGA-95                                   14

3.06 Death Benefit Amount: If paid within 6 months of the date of
(Cont'd) the Annuitant's death, the death
benefit will be the Current Value of
the Account. Otherwise, the death
benefit will be the Adjusted Current
Value of the Account determined as of
the claim date. The claim date is the
date when proof of death and the
Beneficiary's claim are received in
good order at Aetna's Home Office.

When the Certificate Holder dies, and
the Certificate Holder is not the
Annuitant, the death benefit payable
will be subject to a Surrender Fee, if
applicable.

3.07 Death Benefit Options Prior to any election, or until amounts available to Beneficiary: must be otherwise distributed under this section, the Current Value of the
Account will be retained in the
Account. The following options are
available to the Beneficiary:

(a) When the Certificate Holder dies
or, if the Certificate Holder is
not a natural person, when the
Annuitant dies:

(1) If the Beneficiary is the
Certificate Holder's
surviving spouse, the
Beneficiary may exercise all
Certificate Holder rights
under the Contract and
continue in the Accumulation
Period, or may elect (i) or
(ii) below. Distributions
from the Account are not
required until the spousal
Beneficiary's death. The
spousal Beneficiary may elect
to:

(i) Apply some or all of the
death benefit amount to
an Annuity option 1, 2

or 3 (see 4.04); or

(ii) Receive, at any time, a
lump sum payment equal
to the death benefit
amount.

(2) If the Beneficiary is an
individual who is not the
Certificate Holder's
surviving spouse, then
options (i) or (ii) under (1)
above apply. Any portion of
the death benefit amount not
applied to Annuity option 1,
2 or 3 within one year of the
Certificate Holder's death,
must be distributed within
five years of the date of
death.

(3) If the Beneficiary is not a
natural person, then only
option (ii) under (1) above
applies.

(4) If no Beneficiary has been
designated, a lump sum
payment equal to the death
benefit amount will be made
to the Certificate Holder's
estate.

(b) If the Certificate Holder is a
natural person but is not the
Annuitant, and the Annuitant dies,
the Beneficiary may elect either
to apply the death benefit amount
to Annuity option 1, 2, or 3
within 60 days of the Annuitant's
date of death, or to receive a
lump sum payment.

G2-MGA-95 15
3.08 Liquidation of Surrender All or any portion of the Account's
Value: Current Value may be surrendered at any
time prior to the Annuity Date.
Surrender requests can be submitted as
a percentage to the Account value or as
a specific dollar amount. Net Purchase
Payment amounts are withdrawn first,
and then the excess value, if any. For
any partial surrender, amounts are
withdrawn on a pro rata basis from the
Guaranteed Period(s) Groups of the AMG
Account in which the Current Value is
invested. Within a Guaranteed Period
Group, the amount to be surrendered
will be withdrawn first from the oldest
Deposit Period, then from the next
oldest, and so on until the amount
requested is satisfied.

After deduction of the Maintenance Fee
and any Premium Tax, if applicable, the
surrendered amount shall be reduced by
a Surrender Fee, if applicable. An MVA
may apply to amounts surrendered.

3.09 Surrender Fee: The Surrender Fee only applies to the
Net Purchase Payment portion
surrendered and varies according to the
elapsed time from the certificate
effective date (see Contract Schedule
I).

No Surrender Fee is deducted from any
portion of the Current Value which is
paid:

(a) To a Beneficiary due to the
Annuitant's death before Annuity
payments start (see 3.06);

(b) As a premium for an Annuity option
1, 2 or 3 under this Contract (see

https://www.sec.gov/Archives/edgar/data/925988/0000908634-95-000104.txt 02/12/2018

4.04);

(c) As a distribution under the SWO
provision (see 3.05);

(d) At least 12 months after the date
of the Purchase Payment, in an
amount equal to or less than the
special withdrawal percentage
shown on Contract Schedule I times
the Current Value at the time of
the withdrawl. This applies to the
first surrender request, partial
or full, in a calendar year. The
Current Value is calculated as of
the date the surrender request is
received in good order at Aetna's
Home Office. This waiver is not
available to the Certificate
Holder while SWO is in effect;

(e) For a full surrender of the
Account where the Current Value of
the Account is $2,500 or less and
no surrenders have been taken from
the Account within the prior 12
months;

(f) Upon withdrawl of any Matured
Period Value; or

(g) By Aetna under 3.11.

3.10 Payment of Surrender Under certain emergency conditions,
Value: as allowed by law, Aetna may defer
payment for a period of up to 6 months.

G2-MGA-95                                             16

3.11 Payment of Adjusted Upon 90 days' written notice to the
Current Value: Certificate Holder, Aetna will
terminate any Account if the Current
Value becomes less than $2,500
immediately following any partial
surrender. A Surrender Fee will not be
deducted from the Adjusted Current
Value.

IV. ANNUITY PROVISIONS
-----------------------------------------------------------------------------

4.01 Choices to be Made: The Certificate Holder may tell Aetna to apply any portion of the Adjusted
Current Value (minus any premium tax)
for an Annuity under option 1, 2 or 3
(see 4.04). The first Annuity payment
may not be earlier than twelve months
after the Purchase Payment. At least 30
days prior to the Annuity Date, the
Certificate Holder must tell Aetna
which Annuity option is elected.
Annuity payments will be made monthly,
unless the Certificate Holder elects
otherwise in writing.

In lieu of the election of an Annuity,
the Certificate Holder may elect a lump
sum payment.

The Annuity purchase rate for the
option chosen reflects the Minimum
Guaranteed Interest Rate (see Contract
Schedule II), but may reflect a higher
interest rate.

4.02 Terms of Annuity Options (a) When payments start, the age of the Annuitant plus the number of
years for which payments are
guaranteed must not exceed 95.

(b) An Annuity option may not be
elected if the first payment would
be less than $50 or if the total
payments in a year would be less
than $250 (less if required by
state law). Aetna reserves the
right to increase the minimum

first Annuity payment amount and
the annual minimum Annuity payment
amount based upon increases
reflected in the Consumer Price
Index-Urban, (CPI-U) since July 1,
1993.

(c) If an Annuity under option 1, 2 or
3 is chosen and a larger payment
would result from applying the
Surrender Value to a current Aetna
single premium immediate Annuity,
Aetna will make the larger
payment.

(d) For purposes of calculating the
guaranteed first payment of an
Annuity, the Annuitant's and
second Annuitant's adjusted age
will be used. The Annuitant's and
second Annuitant's adjusted age is
his or her age as of the birthday
closest to the Annuity
commencement date reduced by one
year for Annuity commencement
dates occurring during the period
of time through December 31, 1999.

G2-MGA-95                                                             17

4.02 Terms of Annuity Options The Annuitant's and second
(Cont'd) Annuitant's age will be reduced by
two years for Annuity commencement
dates occurring during the period
of time from January 1, 2000
through December 31, 2009. The
Annuitant's and second Annuitant's
age will be reduced by one
additional year for Annuity
commencement dates occurring in
each succeeding decade.

The Annuity purchase rates for
options 2 and 3 are based on
mortality from 1983 Table a.

(e) Once elected, an Annuity option
may not be revoked and Annuity
payments cannot be commuted to a
lump sum.

4.03 Death of Annuitant/ If the Annuitant dies after Annuity
Beneficiary: payments have begun, the death benefit,
if any, will be payable to the
Beneficiary as specified in the Annuity
option elected. Death benefits will be
paid at least as rapidly as under the
method of distribution in effect at the
Annuitant's death.

If the Certificate Holder who is not
the Annuitant dies after Annuity
payments have begun, any remaining
payments under the Annuity option
elected will be made to the Beneficiary
at least as rapidly as under the method
of distribution in effect at the
Certificate Holder's death.

If the Account is held by joint
Certificate Holders, the survivor will
be deemed the designated Beneficiary
and any other Beneficiary on record
will be treated as the contingent
Beneficiary.

Aetna will require proof of death.

4.04 Annuity Options: Option 1 -- Payments for a Stated
Period of Time -- An Annuity will be
paid for the number of years chosen.
The number of years must be at least 10
and not more than 30.

If a nonspouse Beneficiary elects this
option at the death of the Certificate
Holder, the period selected may not

extend beyond the Beneficiary's life
expectancy.

Option 2 -- Life Income -- An Annuity
will be paid for the life of the
Annuitant. If also chosen, Aetna will
guarantee payments for 60, 120, 180, or
240 months.

Option 3 -- Life Income Based upon the
Lives of Two Annuitants -- An Annuity
will be paid during the lives of the
Annuitant and a second Annuitant.
Payments will continue until both
Annuitants have died. When this option
is chosen, one of the following choices
must be made:

(a) 100% of the payment to continue
after the first death;

(b) 66 2/3% of the payment to continue
after the first death;

G2-MGA-95                        18

4.04 Annuity Options: (c) 50% of the payment to continue
(Cont'd) after the first death;

(d) Payments for a minimum of 120
months with 100% of the payment to
continue after the first death; or

(e) 100% of the payment to continue at
the death of the second Annuitant
and 50% of the payment to continue
at the death of the Annuitant.

Other Options -- Aetna may make other
options available as allowed by the
laws of the state in which the Contract
and the Certificate is delivered.

G2-MGA-95                          19

OPTION 1

Payments for a Stated Period of Time

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

------------------------------------------------------------------------------------------------------------

Years	Guaranteed Rate	Monthly Payment	Quarterly Payment	Semi-Annual Payment	Annual Payment
5	3.00%	17.91	53.59	106.78	211.99
6	3.00%	15.14	45.30	90.27	179.22
7	3.00%	13.16	39.39	78.49	155.83
8	3.00%	11.68	34.96	69.66	138.31
9	3.00%	10.53	31.52	62.81	124.69
10	3.00%	9.61	28.77	57.33	113.82
11	3.00%	8.86	26.52	52.85	104.93
12	3.00%	8.24	24.65	49.13	97.54
13	3.00%	7.71	23.08	45.98	91.29
14	3.00%	7.26	21.73	43.29	85.95
15	3.00%	6.87	20.56	40.96	81.33
16	3.00%	6.53	19.54	38.93	77.29
17	3.00%	6.23	18.64	37.14	73.74
18	3.00%	5.96	17.84	35.56	70.59
19	3.00%	5.73	17.13	34.14	67.78
20	3.00%	5.51	16.50	32.87	65.26
21	3.00%	5.32	15.92	31.72	62.98
22	3.00%	5.15	15.40	30.68	60.92
23	3.00%	4.99	14.92	29.74	59.04
24	3.00%	4.84	14.49	28.88	57.33
25	3.00%	4.71	14.09	28.08	55.76
26	3.00%	4.59	13.73	27.36	54.31
27	3.00%	4.47	13.39	26.68	52.97
28	3.00%	4.37	13.08	26.06	51.74
29	3.00%	4.27	12.79	25.49	50.60
30	3.00%	4.18	12.52	24.95	49.53

G2-MGA-95		20

		OPTION 2

		Life Income

	Amount of First Monthly Payment for Each $1,000
	After Deduction of any Charge for Premium Taxes

Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

	Payments Guaranteed for a Stated Period of Months

------------------------------------------------------------------------------------------------------------
Adjusted	None	60		120	180	240
Age of
Annuitant
------------------------------------------------------------------------------------------------------------

50	$ 4.05	$ 4.05		$ 4.03	$ 3.99	$ 3.93
51	4.12	4.11		4.09	4.05	3.99
52	4.19	4.19		4.16	4.11	4.04
53	4.27	4.26		4.23	4.18	4.10
54	4.35	4.34		4.31	4.25	4.16

55	4.44	4.42		4.39	4.32	4.22
56	4.53	4.51		4.47	4.40	4.29
57	4.62	4.61		4.56	4.48	4.35
58	4.72	4.71		4.65	4.56	4.42
59	4.83	4.81		4.75	4.64	4.49

60	4.95	4.93		4.86	4.73	4.55
61	5.07	5.05		4.97	4.83	4.62
62	5.20	5.17		5.08	4.92	4.69
63	5.34	5.31		5.20	5.02	4.76
64	5.49	5.45		5.33	5.12	4.83

65	5.65	5.61		5.47	5.22	4.89
66	5.82	5.77		5.61	5.33	4.96
67	6.01	5.94		5.75	5.44	5.02
68	6.20	6.13		5.91	5.54	5.08
69	6.41	6.33		6.07	5.65	5.14

70	6.64	6.54		6.23	5.76	5.19
71	6.88	6.76		6.41	5.86	5.24
72	7.14	7.00		6.59	5.97	5.28
73	7.43	7.26		6.77	6.06	5.32
74	7.73	7.53		6.96	6.16	5.35

75	8.06	7.82		7.14	6.25	5.38
------------------------------------------------------------------------------------------------------------

Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

G2-MGA-95		21

		OPTION 3

	Life Income for Two Payees

	Amount of First Monthly Payment for Each $1,000
	After Deduction of any Charge for Premium Taxes

Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

------------------------------------------------------------------------------------------------------------
Adjusted Ages
-------------------------------
Annuitant	Second	Option 3a	Option 3b	Option 3c	Option 3d	Option 3e
	Annuitant
------------------------------------------------------------------------------------------------------------

55	50	$ 3.69	$ 4.05	$ 4.27	$ 3.69	$ 4.03
55	55	3.88	4.25	4.47	3.87	4.14
55	60	3.99	4.44	4.71	3.98	4.42

60	55	3.99	4.44	4.71	3.98	4.42

60	60	4.24	4.71	4.99	4.23	4.57
60	65	4.38	4.97	5.32	4.38	4.93

65	60	4.38	4.97	5.32	4.38	4.93
65	65	4.72	5.33	5.70	4.71	5.14
65	70	4.93	5.68	6.15	4.91	5.66

70	65	4.93	5.68	6.15	4.91	5.66
70	70	5.40	6.21	6.70	5.36	5.96
70	75	5.69	6.68	7.32	5.62	6.67

75	70	5.69	6.68	7.32	5.62	6.67
75	75	6.37	7.45	8.15	6.23	7.12
75	80	6.78	8.11	8.99	6.54	8.13

------------------------------------------------------------------------------------------------------------

Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

G2-MGA-95		22

		[AETNA LOGO]
	Aetna Insurance Company of America
	Home Office: 151 Farmington Avenue
		Hartford, Connecticut 06156
		(800) 531-4547

Group Single Premium Modified Guaranteed Deferred Annuity Contract
		Nonparticipating

THIS CONTRACT	CONTAINS A MARKET VALUE ADJUSTMENT		FORMULA.	APPLICATION OF A
MARKET VALUE	ADJUSTMENT	MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE
CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A
GUARANTEED PERIOD AT THE TIME OF ITS MATURITY.

G2-MGA-95